Exhibit 10.11

BRIDGE LOAN FACILITY AGREEMENT

This Bridge Loan Facility Agreement (this “Agreement”) is made as of September 21, 2018 (the “Effective Date”), by and between Howard S. Jonas (“Lender”) and IDW Media Holdings, Inc., a Delaware corporation (“Debtor”). Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1.

W I T N E S S E T H:

WHEREAS, the Debtor desires to borrow up to an aggregate amount of US$26 million, from time to time. and Lender is willing to lend such amount to the Debtor on the terms and conditions set forth herein;

WHEREAS, the Debtor and the Lender desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

“Action” has the meaning set forth in Section 7.

“Advance” means any advance of the proceeds of the Loan made by Lender pursuant to the terms of Section 2.

“Affiliate” means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

“Borrowing Termination Date” means January 31, 2019.

“Business Day” means any day on which banks are open for general banking business in the State of New Jersey other than a Saturday, Sunday, a legal holiday or any other day on which banks in the State of New Jersey are required or authorized by law to close.

“Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

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“Debt” means as to a Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services; (d) all capital lease obligations of such Person; (e) all contingent obligations or other obligations of others guaranteed by such Person; (f) all obligations secured by a lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are nonrecourse to the credit of such Person; and (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Parties” has the meaning set forth in Section 9.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or un-asserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or un-liquidated, and whether due or to become due), including any liability for Taxes.

“LIBOR” means the 3-Month London Interbank Offering Rate as quoted in the Wall Street Journal (or other reputable publication if no such quote is available).

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, transfer restriction, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan” means the loan hereunder by the Lender to the Company, and the borrowing hereunder by the Company from the Lender, up to the Maximum Loan Amount as described in Section 2.

“Loan Documents” means, collectively, this Agreement, the Note, the Security Agreement, the Pledge Agreement and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

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“Material Adverse Effect” means any event or series of events that, in the reasonable judgment of the Lender, has had, or is reasonably likely to have, a material adverse effect on (i) the business, assets, condition, financial or otherwise, or prospects or financial condition of Debtor or any of its Subsidiaries, or (ii) the ability of Debtor to perform its obligations under the Loan Documents.

“Maturity Date” means January 31, 2019 or such earlier date on which the principal amount of the loan shall be due and payable under any of the Loan Agreements, subject to the Borrower’s right to extend the Maturity Date under Section 2.E. hereof.

“Maximum Loan Amount” means US$26,000,000.00.

“Note” means the secured promissory note, dated as of the Effective Date, executed by Debtor in favor of Lender in the form of Exhibit A attached to this Agreement, as such Note may be amended and/or amended and restated and/or substituted from time to time as contemplated by Section 2. The term “Note” shall also include all additional promissory notes executed and delivered by Debtor to Lender from time to time as contemplated by Section 2.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.

“Pledge Agreement” means the pledge agreement, dated as of the Effective Date, between the Debtor and Lender in the form of Exhibit B attached to this Agreement.

“Security Agreement” means the security agreement, dated as of the Effective Date, between the Debtor and Lender in the form of Exhibit C attached to this Agreement.

“Stock Price” means as of any date, the average of the closing prices for the Borrower’s Class B common stock, par value $0.01 per share, on the principal market or quotation service on which it is then listed or quoted for the ten (10) trading days ending on the trading day before such date.

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation or entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Debtor or one or more of the Subsidiaries or by Debtor and one or more of the Subsidiaries.

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2. LOAN; WARRANTS.

A. On the terms and subject to the satisfaction by Debtor of the conditions set forth in this Agreement, Lender agrees to make the Loan to Debtor, which Loan will be in the form of Advances made from time to time as provided in this Agreement. The aggregate amount of Advances made under the Loan shall not exceed the Maximum Loan Amount. So long as no event has occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default, Debtor may borrow or prepay, from the Effective Date until the Borrowing Termination Date, an amount up to the Maximum Loan Amount. To the extent that any amount has been prepaid prior to the Borrowing Termination Date, the Maximum Loan Amount shall be reduced by the principal amount prepaid, and no amounts prepaid may be reborrowed hereunder.

B. Simultaneously with the execution and delivery of this Agreement, Debtor shall execute and deliver to Lender the Note. The obligation of Debtor to pay the outstanding aggregate principal amount of all Advances plus interest thereon shall be evidenced by the Note. Debtor irrevocably authorizes Lender to make or cause to be made, at or about the time of any Advance or at the time of Lender’s receipt of any payment of the principal amount of the Note, an appropriate notation in Lender’s records reflecting the amount of such Advance or payment, as applicable. The outstanding aggregate principal amount of the Note plus accrued interest thereon set forth in Lender’s records maintained with respect to the Note (which may include computer records) shall, absent manifest error, be prima facie evidence of the outstanding aggregate principal amount plus accrued interest thereon due and owing to Lender, but the failure to record, or any error in so recording, any such amount on Lender’s records shall not limit or otherwise affect the obligations of Debtor under the Note to make payments when due. Notwithstanding the foregoing, Debtor agrees to execute such amendments to the Note, amendments and restatements of the Note and/or substitute and/or additional promissory notes in the form of the Note as Lender may reasonably request to evidence Debtor’s obligations to Lender under the Loan Documents.

C. Debtor shall notify Lender in writing at least five (5) days before the Business Day on which Debtor desires to receive an Advance (each such written request, a “Notice”). Each Notice shall set forth the requested amount of such Advance (provided, however, no Advance shall be more than US$3.0 million other than requests received prior to October 31, 2018) and the requested funding date. Debtor shall not request funding less than seven (7) days following the prior requested funding date. Each Notice shall constitute a certification by Debtor that the representations and warranties of Debtor set forth in the Loan Documents, are true, correct and complete in all material respects as of the date of such Notice and as of the date of such requested Advance and that Debtor has satisfied each of the conditions precedent set forth in this Agreement. Lender’s obligation to fund each Advance shall be subject to the satisfaction of the following conditions precedent as of the date of the requested Advance:

(i) no event shall have occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default;

(ii) Debtor shall be in compliance with each of the covenants set forth in Section 5;

(iii) the outstanding principal balance of the Loan, together with the amount of the requested Advance, must not exceed the Maximum Loan Amount (as adjusted to such date); and

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(iv) there shall have been no Material Adverse Effect since the Effective Date, as determined by Lender in his reasonable discretion.

Upon Debtor’s satisfaction of the foregoing conditions, Lender will disburse the requested Advance in immediately available funds to such account as Debtor shall have specified in the Notice or as otherwise directed by Debtor in the Notice.

D. The Loan shall bear interest at a rate of interest as set forth in the Note. Interest shall be payable quarterly and all amounts owing hereunder, including unpaid interest, shall be payable upon the Maturity Date or upon any prepayment of the Note. Debtor shall have the right to prepay (without premium or penalty) the Note in whole or in part at any time provided that any such prepayment shall only be made on a regularly scheduled payment date upon not less than 10 days prior written notice from Debtor to Lender. Debtor shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, the outstanding principal amount of the Loan and all accrued but unpaid interest thereon.

E. Upon not less than five (5) days’ prior written request of the Borrower, the Maturity Date shall be extended for up to a total of three (3) successive one (1) calendar month periods, provided that during any such extended period following the original Maturity Date, the Interest Rate shall be increased as set forth in the definition of Interest Rate. Upon the initial election of the Company to extend the Maturity Date under this Section, the Company shall issue to Lender warrants to purchase a number of shares of Class B common stock as shall equal US$2.6 million divided by the Stock Price as of January 31, 2019. Such warrants shall have a term of three (3) years and an exercise price per share equal to the Stock Price as of January 31, 2019.

F. Upon the occurrence of an Event of Default that is not cured within the time period therefor set forth herein or in the Note, the Company shall issue to Lender warrants to purchase a number of shares of Class B common stock as shall equal 10% of the then outstanding principal balance of, plus accrued and unpaid interest on, the Loan divided by the Stock Price as of such date. Such warrants shall have a term of three (3) years and an exercise price per share equal to the Stock Price as of such date.

G. All costs and expenses of the transaction described in this Agreement (including Lender’s expenses related to any collection of the Loan after an Event of Default) shall be paid by Debtor, in connection with the preparation of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the Effective Date and the date of each Advance to induce Lender to enter into this Agreement and consummate the transactions contemplated herein, and Lender has relied, and will continue to rely, upon such representations and warranties from and after the Effective Date and the date of each Advance. Debtor represents and warrants to Lender as follows:

A. Organization, Good Standing and Qualification. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business. The Debtor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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B. Authorization; Enforceability. The Debtor has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Debtor, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Debtor and the performance of the Debtor’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Debtor and constitutes a legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

C No Conflict; Governmental Consents: Approval Obtained.

(i) The Debtor has obtained all required consents to, and waivers of any rights arising from, the Debtor’s entering into this Agreement and effecting any of the transactions contemplated by any of the Loan Documents.

(ii) The execution and delivery by the Debtor of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Debtor is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Debtor, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Debtor is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Debtor, a reduction to any conversion price or exercise price provided therein, or any other adjustment to the terms thereof.

(iii) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Debtor in connection with the authorization, execution and delivery of this Agreement, except for any required filings with any state, federal or foreign blue sky or securities regulatory authority after the Closing.

D. Litigation. Except as set forth on Schedule 3.4, there are no pending, and the Debtor knows of no threatened, legal or governmental proceedings against the Debtor or its Subsidiaries. Neither the Debtor nor its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Debtor currently pending in any court or before any arbitrator or that the Debtor intends to initiate.

E. Disclosure. Neither the Debtor nor any of its officers or its representatives have made any untrue statement of a material fact to the Lender in any Loan Document or its representatives or omitted to state a material fact necessary in order to make any statements made to the Lender or its representatives, in light of the circumstances under which they were made, not misleading.

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F. Investment Company. The Debtor is not an “investment company” within the meaning of such term under the Investment Debtor Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

G. Brokers’ Fees. The Debtor has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or any of the Loan Documents.

4. REPRESENTATIONS AND WARRANTIES OF LENDER. The representations and warranties of Lender contained in this Section are being made by Lender as of the Effective Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement. Lender represents and warrants to Debtor as follows:

A. The Lender has full power and legal authority to execute and deliver this Agreement and make the Loan. This Agreement constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except (i) as such enforceability may be limited by (A) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (B) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

B. The execution of this Agreement by Lender does not, and the performance of his obligations contemplated by this Agreement shall not conflict with, or result in any violation or liability arising under, any agreement between Lender and a third-party.

C. The Lender is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.

5. COVENANTS. Debtor covenants to Lender from and after the Effective Date as follows:

A. Capital Raise. The Debtor shall, as soon as practicable, take all action necessary to raise equity capital (including securities convertible into, or exercisable or exchangeable for, equity securities) (a “Capital Raise”) from existing stockholders upon terms and conditions reasonably acceptable to Lender. In the event the Debtor commences a Capital Raise, then the Lender may apply all or any portion of the outstanding principal amount of, or accrued and unpaid interest or other amounts owing in respect of, the Loan toward the subscription or purchase price for Lender’s (or any of his Affiliates’) subscription or purchase in connection with such Capital Raise.

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B. Prepayment. The Debtor shall use commercially reasonable best efforts to arrange, as soon as practicable following the Effective Date, for borrowings (“OF Debt”) by Debtor or an Affiliate of Debtor, on commercially reasonable terms, from one or more institutional lenders, of not less than US$18 million to finance costs, and secured by certain tangible and intangible assets, related to the production of the television series known as “October Faction” and to immediately utilize the proceeds therefrom to repay the Loan in an amount of not less than the lesser of US$11 million and the then total outstanding amount of the Loan (such prepayment or a payment of the same or greater magnitude from any source, the “OF Prepayment”).

C. Reporting Obligations. Debtor will provide Lender with each of the following:

(i) Event of Default. Promptly, but in any event within five days, after Debtor becomes aware of an Event of Default, written notification to Lender specifying the nature and period of existence thereof and what action Debtor is taking or proposes to take with respect thereto.

(ii) Litigation. Within ten days after Debtor becomes aware of any action, suit or proceeding pending or threatened in writing against or involving Debtor and/or Debtor’s properties, except (1) for those actions, suits or proceedings for which damages of less than US$250,000 have been sought, threatened or are likely to be incurred, and (2) which Debtor in good faith determines will be covered by its insurance (including worker’s compensation claims), Debtor shall notify Lender of such action, suit or proceeding and in such notice specify the nature thereof, whether the alleged liability therein is covered by insurance then in effect and, if so covered, the monetary coverage thereof, and what action Debtor is taking or proposes to take with respect thereto.

D. Payment of Taxes, Etc. Unless Debtor shall contest the amount or validity thereof in the manner described below, Debtor shall pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon any of its properties. Debtor may, at its own expense, contest or cause to be contested such taxes, assessments, governmental charges or levies or other claims (i) in good faith, (ii) by proper proceedings, and (iii) against which adequate reserves in accordance with generally accepted accounting principles are being maintained.

E. Organization of Debtor. Debtor will continue to be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and qualified to do business in any jurisdiction where such qualification is required.

F. Licenses, Permits, Consents and Approvals. Debtor shall maintain in full force and effect all required licenses, permits, consents and approvals, both governmental and private, to use and operate its assets and conduct its business in the intended manner.

G. Debt; Liens. Debtor shall not, and shall not permit any Subsidiary to, incur, create, assume or permit to exist any Debt senior to or pari passu with the Loan, except Debt existing as of the date hereof and OF Debt (subject to Debtor effecting the OF Prepayment). Debtor shall not grant any general lien or security interest in the Collateral (as such term is defined in the Security Agreement) of the Pledged Equity (as defined in the Pledge Agreement), provided, however, Lender shall agree to release his lien on the Collateral (but not the Pledged Equity) related to the production of October Faction in order for Debtor (or an affiliate) to incur the OF Debt, so long as Debtor immediately effects the OF Prepayment.

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H. Disposition of Assets. Without the prior written consent of Lender, Debtor shall not, directly or indirectly, sell, assign, lease, transfer or otherwise dispose of its assets (other than in the ordinary course of business for full and fair consideration).

I. Maintenance of Assets. Debtor shall maintain, keep and preserve, and will cause each Subsidiary to maintain, keep and preserve, all of its tangible and intangible property and other assets that are necessary and useful in proper conduct of its business.

J. Compliance with Laws. The Company will at all times be in full compliance with all laws, statutes, ordinances, codes, constitution, charters, treaties, rules and regulations of any federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government, except for any instances which would not reasonably be expected to have a Material Adverse Effect.

K. Use of Proceeds. The Debtor will use the proceeds of the Loans for costs and expenses related to the production of television shows and for other general corporate purposes.

L. Affiliate Transactions. Debtor will not enter into any transaction with any affiliate of the Debtor, expect for transactions existing as of the Effective Date.

6. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents.
None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and Lender, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Debtor.

7. DEFAULT AND REMEDIES.

A. Each of the following shall be deemed an event of default by Debtor, after notice, to the extent required hereunder, and after the expiration of any applicable grace or cure period without the cure thereof (each, an “Event of Default”):

(i) If any representation or warranty of Debtor set forth in any of the Loan Documents is false in any material respect when made or becomes false in any material respect, or if Debtor renders any materially false statement or account;

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(ii) If any principal, interest or other monetary sum due under the Note or any other Loan Document is not paid within five days from the date when due and Lender shall have given notice of such failure to Debtor and such failure shall not have been cured by Debtor within five days from the delivery of such notice;

(iii) If Debtor fails to observe or perform any of the other covenants (except as otherwise provided below), conditions, or obligations of this Agreement or there is a breach or default under any other Loan Document beyond any applicable notice or cure period; provided, however, if any such event does not involve the payment of any monetary sum, is not the result of a willful or intentional act or omission of Debtor, does not place any rights or property of Lender in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Lender in his reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Debtor notice thereof and a period of 20 days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder (except as otherwise provided in the following sentence) without further notice or demand of any kind being required. If such nonmonetary event cannot reasonably be cured within such 20-day period, as determined by Lender in his reasonable discretion, and Debtor is diligently pursuing a cure of such event, then an Event of Default shall not be deemed to have occurred hereunder upon the expiration of such 20-day period and Debtor shall have a reasonable period to cure such event beyond such 20-day period, which shall not exceed 30 days after receiving notice of the event from Lender. If Debtor shall fail to correct or cure such event within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

(iv) If Debtor fails to observe or perform any of the covenants in this Agreement; or

(v) If Debtor becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an “Action”), becomes the subject of either an involuntary Action or petition under the Code without such involuntary Action or petition being dismissed within 60 days of filing or, if Debtor is diligently proceeding to dismiss such petition, such longer period of time as if required, but in no event shall such longer period of time be greater than 90 days, or is not generally paying its debts as the same become due.

B. Upon and during the continuance of an Event of Default, subject to the limitations, notices and cure periods set forth in subsection I, Lender shall have no obligation to fund any Advance to Debtor and Lender may declare all obligations of Debtor under the Note, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as expressly provided herein. Thereafter, Lender may exercise, at his option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender’s right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in his absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

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8. ASSIGNABILITY. This Agreement may not be assigned or transferred by Debtor without the prior written consent of the Lender. This Agreement, any portion of the Note or, if issued warrants, shall be assignable by the Lender.

9. INDEMNITY.

Debtor shall indemnify, hold harmless and defend Lender and each of his successors, assigns, agents, experts, licensees, affiliates, lenders, mortgagees and trustees, as applicable (collectively, the “Indemnified Persons”), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys’ fees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Person (including, but not limited to, those incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any other action or proceeding, including any insolvency proceeding or appellate proceeding) in any way relating to or arising out of this Agreement, any document contemplated hereby or referred to herein, or the transactions contemplated hereby or entered into by the parties hereto, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing; and the foregoing indemnity shall apply to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, whether or not any Indemnified Person is a party thereto.

10. MISCELLANEOUS PROVISIONS.

A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first Business Day after the notice was transmitted by facsimile), (c) the next Business Day following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

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if to the Debtor, at:

IDW Media Holdings, Inc.

11 Largo Drive South

Stamford, Connecticut 06907

Attn: Chief Executive Officer

if to the Lender, at

Howard S. Jonas

520 Broad Street

Newark, NJ 07102

Attention: Howard Jonas

B. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

C. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

D. Lender’s Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Lender, that (i) Debtor waives all claims, demands and causes of action against Lender’s agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (ii) Debtor shall look solely to the assets of Lender for the satisfaction of each and every remedy of Debtor in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

E. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

F. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

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G. Other Documents. Each of the parties agrees to sign such other and further documents as may be reasonably necessary to carry out the intentions expressed in this Agreement.

H. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and Lender with respect to the subject matter of this Agreement.

I. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS INSTITUTED BY LENDER RELATED TO THIS AGREEMENT, THE NOTE OR THE LOAN, THE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE THE FEDERAL OR STATE COURTS SITTING IN NEW YORK COUNTY, NEW YORK AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

J. Arbitration. Lender and Debtor agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, the Note, or any other loan document, including without limitation contract and tort disputes, shall be arbitrated pursuant to the rules of the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules and Supplemental Procedures for Financial Services Disputes, upon request of either party. No act to take or dispose of any collateral securing the Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing the Note or any other loan document, including without limitation, any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing the Note shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Nothing in this Agreement or the Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. To the extent not provided by this agreement, including the Rules incorporated herein, arbitration hereunder shall be governed by New York arbitration law. Arbitration shall be conducted in New York, in English and, unless otherwise agreed to by the parties with respect to a particular dispute, shall be heard by a panel of three arbitrators. The arbitrators in any arbitration shall be experienced in the areas of law raised by the subject matter of the dispute. Lists of prospective arbitrators shall include retired judges. Notwithstanding the AAA rules, (a) any party may strike from a list of prospective arbitrators any individual who is regarded by that party as not appropriate for the dispute; and (b), if the arbitrator appointment cannot be made from the initial list of prospective arbitrators circulated by the AAA, a second and, if necessary, a third list shall be circulated and exhausted before the AAA is empowered to make the appointment.

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The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Notwithstanding the foregoing, Lender may elect to bring an action related to this Agreement, the Note or the Loan in the courts specified in Section 10.I. hereof.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

L. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

M. Survival. All representations, warranties, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall survive the execution of this Agreement and each Advance.

N. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LENDER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST LENDER OR HIS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

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IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Kerry McCluggage
	Name:	Kerry McCluggage
	Title:	CEO, IDW Media Holdinds, Inc.

/s/ Howard S. Jonas
Howard S. Jonas

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